UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

TIER I OFFERING

Commission File Number 000-52668

LELANTOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	92-3379820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3690 W. El Moraga Place Tucson, Arizona	85745
(Address of principal executive offices)	(Zip Code)

(520)-549-2975

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Up to 100,000,000

Common

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 Par Value

Please send copies of all correspondence to our corporate business address: ☒

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED: February 27, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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Lelantos Holdings, Inc.

LELANTOS HOLDINGS, INC.

Best Efforts Offering of up to 100,000,000 Shares of Common Stock

Maximum Offering Amount by Company: $20,000,000

This is a public offering of securities of Lelantos Holdings, Inc., a Florida corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering up to 100,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Officers and Directors (the “Officers”). The Officers will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 100,000,000 shares being offered by the Company. All of the shares being qualified for sale by the Company will be sold at a price of not less than $.20 and not more than $1.00 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On February 27, 2024, the last reported sales price for our common stock was $0.20 per share.

As of February 27, 2024, 68,859,971shares of common stock were outstanding.

There is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, although the shares of the Company trade on the OTC Pink, the 30-day average trading volume as of February 27, 2024, was approximately 1,343 shares per day or approximately $268 per day.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Proceeds to Underwriting	Price to Public(1)	Discount and Commissions(2)	Proceeds to Issuer(3)	Other Persons
Per share	$.20	0.00	.17	$0.03
Total Maximum	$20,000,000	0.00	17,000,000	$3,000,000

(1) We do not intend to use commissioned sales agents or underwriters.

(2) The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, which we estimate will be $900,000.00 in the aggregate including reserves for future costs. See “Plan of Distribution” for details. In addition, the we may choose to retire all of the existing convertible debt which totals approximately $2,059,000 as of the date of this Offering. We believe that retiring this debt would significantly benefit the holders of the shares offered herein. Management shall reserve the right retire the convertible debt outstanding based on the availability of funds, and management and the board’s business discretion.

Currently, our officers and directors own Preferred B shares convertible to Common Stock on a 50-1 basis. As of February 27, 2024, of the Preferred B shares owned by officers and directors were fully converted to Common shares it would equal 55,000,000 Common Shares held by 3 shareholders, Joshua Weaver, Sean Land and Nathan Puente. Our Common shares are currently held by 93 holders 68,859,971.

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The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On February 27, 2024, the last reported sales price for our common stock was $0.20 per share.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 which may result in the Company being subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A. The date of this offering circular is February 27, 2024.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘LELATNOS HOLDINGS, INC. ,’’ the “Company,’’ ‘‘we,’’, “Lelantos” ‘‘us,’’ and ‘‘our,’’ refer to LELATNOS HOLDINGS, INC. , unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are several risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

Predecessor Entitites and Dates of Name Changes

●	Lelantos Holdings, Inc. – February 4, 2022
●	ProConcept Marketing Group, Inc – December 20, 2007
●	Monarch Holdings, Inc – November 10, 2005
●	Sallie Mae Investments, Inc. – August 25, 2005
●	SMJ Investments, Inc. – September 16, 1998
●	Terracon, Inc. – July 19, 1988

Significant Events Timeline

●	On August 2, 2021, Lelantos Holdings CEO, Nathan Puente, purchased 9,900,000 Series A Preferred Shares of ProConcept Marketing Group, Inc. (PMRK) effectuating a control change of the company. This began the process of Merging Lelantos Holdings into Proconcept Marketing Group
●	On June 8, 2022, the Company effectuated the name name change (Lelantos Holdings, Inc.), symbol change (LNTO) and a 1 for 100 reverse stock split.
●	On November 14, 2022, Lelantos Holdings Inc., a Florida entity, filed the required articles of merger, merging Lelantos Holdings Incorporated, a Nevada corporation, into the Company with a requested effective date of November 22, 2022. Following a three-month delay due to a backlog of processing requests, the articles of merger have now been processed, and management announced the official merger on March 7, 2023.
●	On March 7, 2023, the Company expanded into the sustainable energy market through its acquisition of Lelantos Energy, LLC, which is a wholly owned subsidiary of Lelantos Holdings, Inc.

Business Overview

With a focus on sustainable energy, Lelantos Holdings has a mission of being at the forefront of innovation in a dynamic industry. Its forward thinking business structure is purpose-built to joint venture with established entities in strategic sectors of the renewable energy space to reduce overhead, increase service offerings, and operate as a vertically integrated entity. Although the Company is newly incorporated (2020), its overall vision has been collectively developed by a seasoned management team over the past decade to culminate its current operations. Lelantos Holdings is prepared for rapid growth and expansion, has a very tight capital structure and presents an exciting investment opportunity.

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In March 2023, Lelantos Holdings acquired a wholly-owned subsidiary, Lelantos Energy to solely focus on one of the fastest-growing markets in the world - sustainable energy. The shift toward low-carbon fuels and the presence of stringent environmental regulations in most developed countries have provided a major boost to the renewable energy sector. Coupled with extremely favorable government subsidies and tax benefits, the global renewable energy market is experiencing tremendous growth with a favorable trajectory over the next decade.

Lelantos Energy has the mission of providing innovative solutions that overcome the traditional obstacles within the renewable energy space, including:

1.	Finance Barriers
2.	Bifurcated Providers
3.	Complete Logistics Issues
4.	Incomplete Solutions Under One House

To rise above these challenges Lelantos Energy provides a full suite of unique energy solutions for an ever-changing landscape. From solar infrastructure and energy storage system (ESS) architecture to advanced monitoring and controls software development, all the way through to complete utility-scale microgrid design and installation, Lelantos Energy has coalesced a team that fully executes a project from start to finish.

Having developed a Total Renewable Energy Infrastructure, our strength is intelligently designing and developing large-scale projects, from multilocation operations to fully developed utility-scale systems. Beyond that, our strategic relationships allow us to finance, source products, develop, and go to construction more quickly than most renewable energy solutions providers.

Beyond that, Lelantos Energy has coalesced industry experts across a wide array of renewable energy verticals to attack the industry in a comprehensive manner and create multiple synergies that support each area of focus, including, but not limited to:

●	Commercial Solar
●	Microgrid Design
●	Energy Storage Architecture
●	Ev Super Charging

The most exciting program Lelantos has brought to the table is a groundbreaking No-Credit-Check Power Purchase Agreement (PPA) to offer the opportunity of solar to a much broader audience in the US market. The PPA provides a secure level of protection for our fund’s investment through a UCC filing and other insurances and warranties, while also providing the client a financing mechanism that takes into account their historical ability to pay their electric bills on time, rather than arcanely relying upon their FICO score alone.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

Description of Securities

ProConcept Marketing Group, Inc. was acquired by Nathan Puente, President of Lelantos Holdings, Inc. and the company has completed its corporate action with FINRA to achieve a Name Change, Symbol Change and 100:1 Reverse Split. The company has also merged Lelantos Holdings into ProConcept Marketing Group, Inc. and officially become a publicly-traded company. Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 10,000,000 shares of Series A preferred stock, par value $.001 per share (the “Preferred Stock”).

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Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 100,000,000 shares for offering to the public. We are offering these shares at a price per share of between $.20 - 1.00 based on the preceding 7-day average closing price of the shares of the Company. Regardless of the closing price, the Company will not offer shares under $.20 nor will it offer shares over $1.00. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

Up to 100,000,000 shares of common stock at a price of between $.20 – 1.00 per share based on the preceding 30-day average closing price of the shares of the Company. Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering.

Offering price per share

We will sell the shares at price per share of between $0.20 – 1.00 based on the preceding 30-day average closing price of the shares of the Company.

Number of shares of common stock outstanding before the offering of common stock

As of February 27, 2024, 68,859,971shares of common stock are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock

168,859,971common shares will be issued and outstanding if we sell all the shares, we are offering herein at a price between $.20 - $1.00 based on the preceding 30-day average closing price of the shares of the Company.

The minimum number of shares to be sold in this offering

None.

Best efforts offering: We are offering shares on a “best efforts” basis.

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Market for the common shares: Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On February 27, 2024, the last reported sales price for our common stock was $0.20 per share.

Use of Proceeds

We intend to use the net proceeds to us for working capital.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold up to a total aggregate maximum of $20,000,000. We may, at our discretion, extend the offering for an additional 365 days. At any time and for any reason we may also terminate the offering.

Subscriptions: All subscriptions once accepted by us are irrevocable.

Risk Factors: See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment: There is no restriction on investment. Regulation A, Tier 1 offerings are subject to Blue Sky registration. For general information on investing, we encourage you to refer to www.investor.gov and the website of the securities regulator in your state or residence.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that the Company’s business model will work. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our products, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

To date, our business has been highly dependent on investment dollars. We must raise further investment capital to carry on operations and grow the volume of business developed. If a larger level of business is not developed in the near-future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

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The Company has raised capital through the issuance of convertible promissory notes that could have a dilutive effect on the stock and represent current debt.

We have chosen to issue convertible promissory notes to a number of parties that have provided funds to the Company in order for us to maintain our operations. The table below summarizes the notes that have been issued, their maturity date and the dilutive effect each would have on the Company. Since the maturity date of each of these notes is less than 365 days from this Offering, each is a current short-term liability of Company:

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
11/7/2022	$58,579	$50,000	$8,579	5/7/2023	(NOTE - 1)	SJL Services, LLC – Suzanne Leigh	Loan
11/9/2022	$58,538	$50,000	$8,538	5/7/2023	(NOTE - 1)	Mark Gaalass	Loan
3/22/2023	$1,433,542	$1,363,540	$83,745	3/22/2024	Convertible after 12 months, at a 20% discount to market.	TK Zarro Holdings, LLC – Tom Zarro	Asset purchase
5/14/2021	$620,126	$500,000	$120,126	1/1/2026	Convertible at a 50% discount to market (NOTE – 2)	Golden Triangle Ventures, Inc. – Steffan Dalsgaard	Loan

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings as well as a limited amount of business activity.. We expect to require additional capital in the near future to expand our operations and hire the necessary staff to assist running the company. We may not be able to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) the volume of business we develop and close; (ii) the cycle for payment on projects closed (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

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We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The renewable energy industry is burgeoning with many new companies entering the market, which is subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and service offerings, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing services that will directly compete with ours. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our company as an industry leader. There are no assurances that competition in our respective industry will not lead to reduced prices for our services. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our business, financial condition, results of operations, and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to expand or attract new customers, or we may be forced to reduce the price of our services. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer, Nathan Puente, Chief Operating Officer, Joshua Weaver, and President of Business Development, Sean Land. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Federal and State Government regulations may effect the future of our industry

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

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We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

■	The need for continued development of our financial and information management systems;
■	The need to manage strategic relationships and agreements with vendors, customers and partners;
■	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business;
■	Legal, accounting, audit, investment banking and consulting fees related to our acquisition strategy.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees. We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our revenue not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to stay ahead of the curve and offer new technologies, products, and services that appeal to our customers. This depends, in part, on the skills of our personnel. We may not be successful in the development, introduction, and marketing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Our business is subject to risks arising from epidemic diseases, such as the recent global outbreak of the COVID-19 coronavirus.

An epidemic or pandemic disease outbreak, including the recent COVID-19 outbreak, could cause significant disruption to our business operations or the operations of our third-party manufacturers upon whom we rely. The COVID-19 outbreak, and mitigation measures also have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed.

Any disruption of our suppliers and their contract manufacturers or our customers would likely impact our revenue and operating results. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus may result in a period of business disruption, reduced customer traffic, and reduced operations.

The Company does not currently maintain, nor does it intend to get insurance policies for indemnification against business interruption caused by pandemic.

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Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability more than our insurance coverage for any claims could adversely affect our business and the results of our operations.

Federal and State Government regulations may effect the future of our industry

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Our officers and directors have significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Our officers and directors currently own approximately 0% of our outstanding Common Stock, and thus significant control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions. As a result, our minority stockholders will have little or no control over its affairs.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers, directors and consultants beneficially own as a group approximately 90% of our outstanding shares of common stock. As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Florida law could discourage a takeover that stockholders may consider favorable.

Our internal controls and accounting methods may require modification.

We continue to review and develop controls and procedures sufficient to accurately report our financial performance on a timely basis. If we do not develop and implement effective controls and procedures, we may not be able to report our financial performance on a timely basis and our business and stock price would be adversely affected.

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If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also assess our internal controls to allow management to report on our assessment of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We are required to provide management’s assessment of internal controls in conjunction with the filing our Annual Report on Form 10-K. The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

The Company has the following material weaknesses:

●	The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates.
●	Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting.
●	Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls.
●	Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company’s financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of occurrence of certain transactions. In addition, certain of the Company’s processes lack segregation of duties.

Our insurance coverage may be inadequate to cover all significant risk exposures.

While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our failure to maintain and expand our delaer relationships could adversely affect our business.

We distribute our products through independent delaers, and we depend upon them directly for all of our sales in most of our markets. Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of delaers. Our direct selling organization is headed by a relatively small number of key delaers. The loss of a significant number of delaers, especially key delaers, could materially and adversely affect sales of our products and could impair our ability to attract new delaers. Moreover, the replacement of delaers could be difficult because, in our efforts to attract and retain delaers, we compete with other direct selling organizations, including but not limited to those in the personal care, cosmetic product and nutritional supplement industries. Our delaers may terminate their services with us at any time.

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The number of active delaers or their productivity may not increase and could decline in the future. We cannot accurately predict any fluctuation in the number and productivity of delaers. Operating results could be adversely affected if our existing and new business opportunities and products do not generate sufficient economic incentive or interest to retain existing delaers and to attract new delaers.

The number and productivity of our delaers could be harmed by several factors, including:

■	adverse publicity or negative perceptions regarding us, our products, our method of distribution or our competitors;

■	lack of interest in, or the technical failure of, existing or new products;

■	lack of interest in our existing compensation plan for delaers or in enhancements or other changes to that compensation plan;

■	our actions to enforce our policies and procedures;

■	regulatory actions or charges or private actions against us or others in our industry;

■	general economic and business conditions;

■	changes in management or the loss of one or more key delaer leaders;

■	entry of new competitors, or new products or compensation plan enhancements by existing competitors, in our markets; and

■	potential saturation or maturity levels in a given country or market which could negatively impact our ability to attract and retain delaers in such market.

Although our delaers are independent contractors, improper delaer actions that violate laws or regulations could harm our business.

All of our delaers are currently independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if delaers were our own employees. As a result, there can be no assurance that our delaers will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our delaer policies and procedures. Extensive federal, state and local laws regulate our business, our products and our network marketing program. Given the size and diversity of our delaer force, we experience problems with delaers from time to time. Delaers often desire to enter a market, before we have received approval to do business, to gain an advantage in the marketplace. Improper delaer activity in new geographic markets could result in adverse publicity and can be particularly harmful to our ability to ultimately enter these markets. Violations by our delaers of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our delaers. If any of these events occur, our business, financial condition, or results of operations could be materially adversely affected.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

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RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

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We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of Common Stock and 12,650,000 shares of preferred stock, with a par value of $0.00001 per share. As of February 27, 2024, we had 68,859,971 shares of Common Stock, 9,900,000 of Preferred A (which have voting control over the entity); 2,006,400 (50:1 Conversion Ratio) of Preferred B; 24,486 (50:1 Conversion Ratio) of Preferred C outstanding; however, subsequently we have issued additional shares of preferred stock in in connection with a financing and acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both.

Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, a public trading market existed for our securities. However, there can be no assurance that the public trading market for our common stock will be sustained. Because the public market for our stock is limited, we may not be able to secure future equity financing which would have a material adverse effect on our company.

Furthermore, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently quoted on the OTC Market, but due to limited volume investors should consider any secondary market for our securities to be a limited one.

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Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this offering circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price per share as determined herein may be substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will change for the duration of the offering to reflect the preceding 7-day average closing price of the OTC Pink quoted shares.

We have 500,000,000 authorized shares of common stock, of which 168,859,971shares are currently issued and outstanding and shares will be issued and outstanding after this offering terminates (assuming all shares have been sold at the lowest price of $.20). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock. Upon completion of this offering, we may have up to 168,859,971shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 100,000,000 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. In addition, the Company has reserved 59,908,253 shares of common stock for conversion based on the promissory notes that have been issued by the Company.

Preferred Shareholders have inordinate voting rights as compared to Common Shareholders.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as maybe adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the Directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

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As of the date of this Offering there are:

Ten million (10,000,000) shares of Preferred Series A, par value $0.0001 (Preferred A), that have the ability to convert 10:1 into common stock and have the ability to vote as if converted, or the equivalent of 100,000,000 common voting shares.

Two million, five hundred thousand (2,500,000) shares of Preferred Series B, par value $0.0001 (Preferred B), that have the ability to convert 50:1 into common stock and have the ability to vote as if converted, or the equivalent of 125,000,000 common voting shares.

One hundred fifty thousand (150,000) shares of Preferred Series C, par value $0.0001 (Preferred C), that have the ability to convert 50:1 into common stock or 7,5000,000 common voting shares.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33-8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

●	Commercial and Residential Solar marketing, sales and installation.
●	Development of key industry relationships with financial institutions, funds, equipment providers, and contractors which allow Lelantos to be a vertically integrated renewable energy solutions provider.
●	Researching and developing new technologies within the renewable energy marketplace.
●	Establishing a network of service providers to implement the Lelantos business model nationally.

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Dilution

The price of the current offering is priced in a range of $.20 – 1.00 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, if 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 31, 2023. Totals may vary due to rounding.

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AS OF February 13, 2024

Offering Price	$0.20	$0.20	$0.20	$0.20
Net tangible book value at February 13, 2024	$(0.36)	$(0.36)	$(0.36)	$(0.36)
Net tangible book value after giving effects to offering	$(0.04)	$(0.02)	$(0.02)	$(0.01)
Increase in net tangible book value per share	$0.31	$0.33	$0.34	$0.34
Per share dilution to new investors	$(0.24)	$(0.22)	$(0.22)	$(0.21)
Percent dilution to new investors	-122.2%	-111.8%	-108.1%	-106.1%

Notes: [1] the Offering Price represents the low point of the pricing of the shares at $.20.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been determined, in part, by the price of the publicly traded shares of the Company. It is the opinion of the Company that the price of the shares does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business.

The following is a summary of the high and low closing bid prices of our Common Stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark- down or commissions and may not necessarily represent actual transactions.

	Closing Bid Price Per Share
	High	Low
Year ended December 31, 2023 First Quarter	$0.75	$0.41
Second Quarter	$0.57	$0.45
Third Quarter	$0.51	$0.26
Year ended December 31, 2022 First Quarter	$2.50	$2.00
Second Quarter	$0.85	$0.42
Third Quarter	$2.75	$2.20
Fourth Quarter	$1.99	$1.78
Year ended December 31, 2021 First Quarter	$1.20	$0.83
Second Quarter	$5.90	$2.80
Third Quarter	$2.89	$1.61
Fourth Quarter	$8.75	$1.51

On February 27, 2024, the closing bid price on the OTC Markets for our Common Stock was $0.20.

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PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this amended offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker- dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Officers of the Company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. the Officers will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive the proceeds from the sale of up to 100,000,000 shares being offered less fees and expenses due to accountants, auditors and attorneys, as well as any fees due to regulators, data providers, PR news services, the transfer agent or OTC Markets. The Company’s shares will be sold to purchasers by the Officers of the Company. All shares sold under this offering circular will be sold within a range of $.20 – $1.00 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $100,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must complete all forms including an Anti-Money Laundering questionnaire provided. All documentation will be maintained by the Company. An investor may be required to follow the third-party procedures in order to successfully subscribe to this offering. In addition, an investor will be required to follow any and all third-party procedures established by the transfer agent and any broker-dealer in order to deposit and trade shares on the exchange.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest but with a $100 deduction for processing fees. Subscriptions for securities will be accepted or rejected with letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Investment Limitations

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On December 7, 2023, the last reported sales price for our common stock was $0.46 per share.

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Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A offering, there are no limitations on whether you can invest, or how much you can invest.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even though the shares of the Company are available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one.

Tier 1, Regulation offerings are not exempt from registration on a state-by-state basis.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.20 – $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company based on a net price of $.20. There is no assurance that we will raise the full $20,000,000 as anticipated.

If 100,000,000 shares (100%) sold

Cost	Amount
Strategic Acquisition Costs	$10,000,000.00
Capital Acquisition Costs	$2,500,000.00
Salaries/Benefits	$2,500,000.00
Legal/Accounting/Risk/Compliance/Insurance	$1,500,000.00
Public Relations	$2,000,000.00
Office/General Expenses	$250,000.00
Marketing/Advertising/Content Creation	$500,000.00
Software Development/IP/Technology Development	$750,000.00
Total	$20,000,000.00

If 75,000,000 shares (75%) sold

Strategic Acquisition Costs	$7,500,000.00
Capital Acquisition Costs	$1,875,000.00
Salaries/Benefits	$1,875,000.00
Legal/Accounting/Risk/Compliance/Insurance	$1,125,000.00
Public Relations	$1,500,000.00
Office/General Expenses	$187,500.00
Marketing/Advertising/Content Creation	$375,000.00
Software Development/IP/Technology Development	$562,500.00
Total	$15,000,000.00

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If 50,000,000 shares (50%) sold

Cost	Amount
Strategic Acquisition Costs	$5,000,000.00
Capital Acquisition Costs	$1,250,000.00
Salaries/Benefits	$1,250,000.00
Legal/Accounting/Risk/Compliance/Insurance	$750,000.00
Public Relations	$1,000,000.00
Office/General Expenses	$125,000.00
Marketing/Advertising/Content Creation	$250,000.00
Software Development/IP/Technology Development	$375,000.00
Total	$10,000,000.00

If 25,000,000 shares (25%) sold

Cost	Amount
Strategic Acquisition Costs	$2,500,000.00
Capital Acquisition Costs	$625,000.00
Salaries/Benefits	$625,000.00
Legal/Accounting/Risk/Compliance/Insurance	$375,000.00
Public Relations	$500,000.00
Office/General Expenses	$62,500.00
Marketing/Advertising/Content Creation	$125,000.00
Software Development/IP/Technology Development	$187,500.00
Total	$5,000,000.00

Notes: All totals reflect the price of $.20 based on the lowest end of the price range of the offering. In addition, as stated, the Company, its management and Board of Directors may choose to allocate up to $2,100,000 to the retirement of all or part of existing convertible debt.

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Item 7: Description of Business Our Company

With a focus on sustainable energy, Lelantos Holdings has a mission of being at the forefront of innovation in a dynamic industry. Its forwardthinking business structure is purpose-built to jointventure with established entities in strategic sectors of the renewable energy space to reduce overhead, increase service offerings, and operate as a vertically integrated entity. Although the Company is newly incorporated (2020), its overall vision has been collectively developed by a seasoned management team over the past decade to culminate its current operations. Lelantos Holdings is prepared for rapid growth and expansion, has a very tight capital structure and presents an exciting investment opportunity.

In March 2023, Lelantos Holdings acquired a wholly-owned subsidiary, Lelantos Energy to solely focus on one of the fastest-growing markets in the world - sustainable energy. The shift toward low-carbon fuels and the presence of stringent environmental regulations in most developed countries have provided a major boost to the renewable energy sector. Coupled with extremely favorable government subsidies and tax benefits, the global renewable energy market is experiencing tremendous growth with a favorable trajectory over the next decade.

Lelantos Energy has the mission of providing innovative solutions that overcome the traditional obstacles within the renewable energy space, including:

1.	Finance Barriers
2.	Bifurcated Providers
3.	Complete Logistics Issues
4.	Incomplete Solutions Under One House

To rise above these challenges Lelantos Energy provides a full suite of unique energy solutions for an ever-changing landscape. From solar infrastructure and energy storage system (ESS) architecture to advanced monitoring and controls software development, all the way through to complete utility-scale microgrid design and installation, Lelantos Energy has coalesced a team that fully executes a project from start to finish.

Having developed a Total Renewable Energy Infrastructure, our strength is intelligently designing and developing large-scale projects, from multilocation operations to fully developed utility-scale systems. Beyond that, our strategic relationships allow us to finance, source products, develop, and go to construction more quickly than most renewable energy solutions providers.

Beyond that, Lelantos Energy has coalesced industry experts across a wide array of renewable energy verticals to attack the industry in a comprehensive manner and create multiple synergies that support each area of focus, including, but not limited to:

●	Commercial Solar
●	Microgrid Design
●	Energy Storage Architecture
●	Ev Super Charging

The most exciting program Lelantos has brought to the table is a groundbreaking No-Credit-Check Power Purchase Agreement (PPA) to offer the opportunity of solar to a much broader audience in the US market. The PPA provides a secure level of protection for our fund’s investment through a UCC filing and other insurances and warranties, while also providing the client a financing mechanism that takes into account their historical ability to pay their electric bills on time, rather than arcanely relying upon their FICO score alone.

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Lelantos Holdings at a Glance

Current Monthly Burn Rate for Operations: $60,000

Capital Structure

Market Cap: $13,771,994 Shares Outstanding: 68,859,971

Shares Floating - 335,987[1]

Preferred A - 9,900,000 (Control Block)

Preferred B - 2,006,400 Founders / Directors / Advisors (50:1 Conversion Ratio)

Preferred C - 24,486 Seed Investments (50:1 Conversion Ratio)

[1] This information is believed to be correct as of the date of this Offering.

Government Incentives

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

Through the implementation of our business plan, we intend to hire independent consultants to assist in the development of both our strategic growth plan and our personal benefit plans.

Reports to Security Holders

Companies relying on Tier 1 do not have ongoing reporting obligations other than a final report on the status of the offering.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

Rule, Governing Law, and Venue

This Offering is being made in reliance upon Regulation A of the Securities Act. The Company is formed under the laws of the State of Florida. All of the management and business operations of the Company are located in the State of Arizona. The securities sold pursuant to this Offering are not exempt from state registration. Subscribers to this Offering should familiarize themselves with Federal and State securities laws prior to purchasing shares pursuant to this Offering.

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Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

■	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

■	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

■	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

■	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large, accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Going Concern

There is a substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

The main office, located at 610 S. Park Avenue, Tucson AZ, 85719 is on a month-to-month lease.

On March 22, 2023, Lelantos Holdings executed a formal asset purchase agreement to acquire 15 semi-trucks that are operational in an owner/operator lease model. The Semi-Trucks are valued at approximately $1.35 million.

Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this offering circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this offering circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

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Overview

Results of Operations for the Three and Six Months Ended December 31, 2023, and 2022

Revenues. As a newly established company operating in our development phase we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the three months ended December 31, 2023, as well as the months ended December 31, 2022, we generated zero “revenues.” Comparing the six months ended December 31, 2023, to December 31, 2022, total revenue saw a nominal increase with a revenue for the six months ended December 31, 2023, of $12,414 compared to $0 for the six months ended December 31, 2021. As stated elsewhere in this offering, at this stage in our development, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital and revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. As indicated in the chart(s) below and in the narrative above, during 2023 and 2022 we generated very little revenue and had ongoing operating expenses. Because of this, we had a net operating loss and negative profits associated with the net operating loss.

	For the Three Months Ended Dec. 31, 2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Gross Revenue	$0	$0	$0	$12,414
Net Profit (Loss)	$-10,374	$-148,645	$-17,063	$-202,709

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses (“SG&A expenses”) for the three months ended December 31, 2023, were $130,924, an increase of $120,550 compared to the three months ended December 31, 2022. For the three months ended December 31, 2023, the SG&A expenses saw an increase in all categories, including staffing, overhead, accounting/legal, and commissions. In Comparing the six months ended December 31, 2023, to December 31, 2022, SG&A expenses were $212,734 compared to $17,063, an increase of $195,653. The main cause of the increase SG&A expenses in 2023 as compared to 2022 was due to the general expansion of business activities and costs associated with the growth of the company.

	For the Three Months Ended Dec. 31, 2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Staffing	$10,374	$59,637	$17,063	$93,489
Overhead	$0	$53,963	$0	$98,157
Accounting/Legal	$0	$12,793	$0	$16,557
Commissions	$0	$4,531	$0	$4,531
Goodwill Impairment	$0	$0	$0	$0
Non-Stock Compensation	$0	$0	$0	$0
	$10,374	$130,924	$17,063	$212,734

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Interest Expense. Interest expenses for the three months ended December 31, 2023, were $46,854 compared to $0 for the three months ended December 31, 2023. The increase is a reflection of the addition of financing through convertible debt notes in the 2023 period versus the prior period ending December 31, 2022. Interest expenses for the six months ended December 31, 2023, were $88,470 compared to $0 for the six months ended December 31, 2023. The increase is a reflection of the addition of financing through convertible debt notes in the 2023 period versus the prior period ending December 31, 2022.

Net Loss. We incurred a net loss of $263,677 for the three months ended December 31, 2023, compared to a net loss of $10,734 for the three months ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. The company incurred a net loss of $212,734 for the six months ended December 31, 2023, compared to a net loss of $17,063 for the six months ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintain the key objective of keeping operating costs as low as possible.

	For the Three Months Ended Dec. 31, 2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Interest Expense	$0	$46,854	$0	$88,470
Net Loss	$-10,374	-263,677	$-17,063	$-457,853

Results of Operations for the Fiscal Years ended December 31, 2023, and 2022

Revenues. As a newly established company operating in our development phase, we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the fiscal year ended December 31, 2023, we generated $62,230 in gross revenue compared to zero “revenues” for the fiscal year ended December 31, 2022. The gross revenue increase of $62,230 in the fiscal year ended December 31, 2023, compared to the fiscal year ended December 31, 2022, was primarily due to revenues generated by operations associated with our semi-truck assets. As stated elsewhere in this offering, at this stage in our development, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital and revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. As indicated in the chart(s) below and in the narrative above, during the fiscal year ended December 31, 2023, and the fiscal year ended December 31, 2022, we generated very little revenue and had ongoing operating expenses. Because of this, we had a net operating loss and negative profits associated with the net operating loss.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2023
Gross Revenue	$0	$62,230
Net Profit (Loss)	$-34,801	$-747,748

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Selling, General, and Administrative Expenses. Selling, General, and Administrative expenses for the year fiscal ended December 31, 2023 were $351,335, an increase of $316,534 compared to the fiscal year ended December 31, 2022. For the year ended December 31, 2023, the components of the change in Selling, General, and Administrative expenses were due to the general expansion of business activities and costs associated with the growth of the company.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2023
Stafffing	$34,801	$160,950
Overhead	$0	$156,057
Accounting/Legal	$0	$29,696
Commissions	$0	$4,631
Goodwill Impairment	$0	$0
Non-Stock Compensation	$0	$0
	$34,801	$351,335

Net Loss. We incurred a net loss of -$747,748, for the year ended December 31, 2023, compared to a net loss of - $34,801 for the year ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintain the key objective of keeping operating costs as low as possible. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character, management expects them to significantly decrease as a percentage of revenues as revenues increase.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2023
Interest Expense	$0	$254,111
Net Loss	$-34,801	$-747,748

Liquidity and Capital Resources

For the fiscal year ending December 31, 2023, we had a cash balance of $3,259 and assets valued at a total of $1,162,268, compared to a cash balance of $0 and zero (0) assets at December 31, 2022. During the fiscal year ended December 31, 2023, we operated at a total net loss of 747,748, compared to a net loss of $34,801 in the fiscal year ended December 31, 2022. The Company’s existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

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We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Plan of Operation

The Company has established the following milestones for projected business:

Plan of Operation

The Company has established the following project milestones for potential business:

1. Qualification of its filing through the six-month mark: $325,000 - $475,000

Business infrastructure and customer pipeline development. Acquisitions and business development.

2. Six to Twelve months: $945,000 - $1,239,000

Complete hiring for managerial and administrative positions. Continued business development expansion.

3. Twelve to Eighteen months: $2,478,000.00 - $3,717,000

Additional expansion capital, further hirings, additional acquisitions.

4. Eighteen to Twenty-Four months: $3,097,500 - $4,646,250

Complete all acquisition costs.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may be some fluctuation due to multiple market pressures, competition within the space, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $1,675,000.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly employee costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company has established a minimum annual operating budget of $1,675,000.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue, and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office Hours/Week
Nathan Puente.	Chief Executive Officer and Director	38	40
Joshua Weaver	Chief Operating Officer and Director	41	40
Sean Land	President of Business Development and Director	34	40

(1)All addresses shall be c/o the company

Nathan Puente, President & Chief Executive Officer

Nathan Puente is an experienced and dedicated executive-level officer who has owned and led multiple companies over the past 15 years. Ranging from award-winning software development and marketing agencies to large-scale agricultural operations, as well as vertically integrated industrial hemp and cannabis enterprises with nationwide footprints, his oversight and effective business strategy has led to success across multiple industry segments.

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Capitalizing on this success, Mr. Puente has been the key figure in coalescing multiple companies and talent under “one roof” through Lelantos Holdings and taking that entity public on the OTC Market. Currently trading under the symbol LNTO, Lelantos Holdings has a strategic focus on renewable energy - one of the most dynamic and fastest-growing market verticals in the world. Over the past two years, through Nathan’s leadership, Lelantos Holdings has created a wholly-owned subsidiary, Lelantos Energy, and has acquired a turn-key EPC (solar contractor) licensed in four states (Eco-Management Systems). The two entities have combined forces to proliferate and scale the sales and installation of residential and commercial solar in as many markets as possible..

Joshua Weaver, Vice President & Chief Operating Officer

Joshua has more than 13 years of executive-level agency experience where he has been responsible for management, oversight, directing operations, providing data-driven insights, and ensuring all aspects of large-scale projects and business activities function effectively and efficiently. Spanning from directing marketing, branding, and public relations efforts for the $196-million-dollar Sun Link Tucson Streetcar project to co-founding and running an award-winning design and marketing agency, his experience of managing complicated processes, directing employees and all day-to-day operations, and strategically planing advanced initiatives have allowed him to transition perfectly into his role as Chief Operating Officer for Lelantos Energy and Lelantos Holdings.

Beyond this, Mr. Weaver played a pivotal role in assisting Lelantos Holdings go public, developing its organizational protocols, expanding its vision and operational footprint, as well as coordinating the establishment of its Energy Division.

Sean Land, President of Business Development

Sean Land has been a key figure in the Residential, Commercial, and Industrial Solar space for the past 3-years. As a keen business development and relationship management expert Sean helped SIRC, a publicly traded entity, vastly expand their national business network and drove a tremendous volume of growth for the company. In just a few short years, Sean was able to accomplish the following:

●	Built 300-plus residential dealer network for SIRC
●	Sourced and managed a residential installation network in 42 states (the largest of any
●	publicly traded company in the solar space. This network also extends to commercial.)
●	Sourced lending for $300mm in commercial projects in 2021

Sean’s network of relationships also allowed him to develop and implement exclusive financing programs with the country’s top lenders (Good Leap, Service Finance, Dividend, and Senova) and develop an evergreen pipeline of thousands of leads for residential and solar projects. Additionally, Sean has been featured as a keynote speaker at several large-scale conventions, including the largest roofing conference in the nation, Win the Storm.

His skill and expertise as well as his relationships and a constant pipeline of clients for solar installations made Sean a perfect candidate to become Lelantos Energy’s Vice President and Director of Business Development.

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Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Employment Agreements

We currently do not have any employment agreements with any of our directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

■

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

■	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

■

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

■

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

■

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

■

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not adopted a Code of Ethics, but we expect to adopt a Code of Ethics in fiscal 2024 and will post such code to our website.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since we are in the earlier stages of operations. We have three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Corporate Governance

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of three individuals, one of them being our executive officer and another one of them being our operations officer with the other as President of business as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have one independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Item 11: Compensation of Directors and Executive Officers

Capacities in which Compensation was Paid

For the Fiscal Year ended December 31, 2023

Name and Principal Position Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation Earnigs ($)	All Other Compensation ($)	Total ($)
Nathan Puente. - Chief Executive Officer	$66,735	—	—	—	$—	—	—	66,735
Sean Land– President of Business Develoment	—	—	—	—	—	—	—	$-0-
Joshua Weaver - Chief Operating Officer	$68,305	—	—	—	—	—	—	$68,305
	$135,040	$—	$—	$—	$—	$—	$—	$135,040

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

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Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2023, and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

■	Each of our Directors and the named Executive Officers;

■	All our Directors and Executive Officers as a group; and

■	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock

■	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2023 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Name of All Officers, Directors, and Control Persons	Address	Title	Class of Owner Ship	Amount of Beneficial Ownership	Percentage of Ownership
Serpe Capital	6900 E. Camelback Rd. Ste 604, Scottsdale AZ, 85251	5%+ Owner	Common	5,153,707	7.48%
Nathan Puente	3690 W. El Moraga Pl., Tucson AZ, 85745	Officer/ Director/ 5%+ Owner	Preferred A	9,900,000	99%
Nathan Puente	3690 W. El Moraga Pl., Tucson AZ, 85745	Officer/ Director/ 5%+ Owner	Preferred B	500,000	24.92%
Joshua Weaver	3225 E. Silverlake, Tucson AZ, 8713	Officer/ Director/5%+ Owner	Preferred B	500,000	24.92%
Sean Land	11514 E Bronco Trail, Scottsdale AZ, 85255	Director/5%+ Owner	Preferred B	200,000	9.97%
Henry Puente	3690 W. El Moraga Pl., Tucson AZ, 85745	5%+ Owner	Preferred B	200,000	9.97%
Steffan Dalsgaard	12656 Southern Highlands Pkwy #2048, Las Vegas, NV 89141	5%+ Owner	Preferred B	500,000	24.92%
Tom Zarro	1100 Boletus Drive Henderson, NV 89011	5%+ Owner	Preferred C	10,000	6.67%

Equity Compensation Plan Information

Employee Stock Ownership Plan (hereinafter, the “ESOP,” or the “Plan”).

The Plan currently has 60,000,000 shares of the Common Stock reserved but unallocated. Pursuant to the Internal Revenue Code(s) 4975(e)(7), 401 and 409 et. seq. the Plan may control the majority of voting shares of the Company and may vote the shares pursuant to the terms of the Plan. A copy of the Plan is provided as Exhibit A.

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Item 13: Interest of Management and Others in Certain Transactions Related Party Transactions

The Company’s officers and directors own a significant percentage of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

■	Election of the Board of Directors

■	Removal of any Directors

■	Amendments to the Company’s Articles of Incorporation or bylaws;

■	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Related Party Transactions

During the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the past completed fiscal year.

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Item 14: Securities Being Offered

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

No preferred stock is being sold in this offering. We have one class of preferred stock authorized, our Series A Preferred Stock. The class of Series A Preferred Stock (“Series A”) consists of ten million (10,000,000) shares, par value $0.00001 per share. Each share of Series A shall be convertible at the option of the holders thereof, and without the payment of additional consideration, at any time, into shares of our common stock at a conversion rate of fifty (50) shares of common stock for every one (1) share of Series A held (the “Conversion Rate”), subject to adjustment as set forth in the Certificate of Designation. The Conversion Rate is subject to pro-rata downward adjustment based on the number of shares of common stock (or common stock equivalents) issued in the future by us for the acquisition of Acquired Material Businesses within the meaning of the Agreement. The Conversion Rate is also subject to adjustment for stock splits, reverse splits, share dividends, and similar corporate actions. Shares of Series A shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to our common stock, par value $0.00001 per share, and any other classes of capital stock. Each share of Series A shall vote on an as-converted basis with the common stock or other equity securities, resulting in 50 votes per one share of Series A Preferred Stock.

Nine million nine hundred thousand (9,900,000) shares of Series A Preferred Stock is currently outstanding, all of which is held by our Chief Executive Officer, Nathan Puente.

Options and Warrants

None.

Convertible Promissory Notes

The Company currently has four promissory notes outstanding totaling $2,058,600 which, if fully converted, would result in the issuance of 15,831,546 shares of common stock. The Company has reserved these shares in the Treasury, each note carries a varying level of interest of which, if unpaid, could result in additional issuances of shares.

Legal Matters

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

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Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

The validity of the securities offered by this Offering Circular has been passed upon for us by Morris Legal Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

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Item 15. Unaudited Financial Statements

LELANTOS HOLDINGS INC. BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2023	2022

ASSETS

Current Assets:
Cash	$3,259	$-
Total Current Assets	$3,259	$-

Vehicles, net of accumulated depreciation of $	$1,159,008	$-

Total Assets	$1,162,267	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$9,094	$10,094
Accrued Interest	$227,566	$-
Loan payable – related party	$576,780	$25,207
Convertible Notes Payable	$1,691,797	$-
Total Liabilities	$2,505,237	$35,301

Shareholders’ Deficit:
Series A Preferred stock, $0.01 par value, 10,000,000 shares authorized; 9,900,000 shares issued and outstanding	$99,000	$99,000
Common stock $0.001 par value, 500,000,000 shares authorized; 3,551,489 shares issued and outstanding	$3,551	$3,551
Additional paid-in capital	$40,648,595	$41,212,942
Accumulated deficit	$(42,094,116)	$(41,350,794)
Total Stockholders’ Deficit	$(1,342,970)	$(35,301)
Total Liabilities and Stockholders’ Deficit	$1,162,267	$-

The accompanying notes are an integral part of these unaudited financial statements.

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LELANTOS HOLDINGS INC. STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended December 31,
	2023	2022

Revenue	$62,762	$-

Operating Expenses
Contract Labor	$166,450
General and administrative	$385,524	$34,801
Total operating expenses	$551,974	$34,801

Loss from operations	$(489,212)	$(34,801)

Other Expense:
Interest Expense	$254,111	$-
Total Other Expense	$254,111	$-

Net Loss	$(743,323)	$(34,801)

Net loss per share	$(0.21)	$(0.01)
Weighted average shares outstanding, basic and diluted	3,551,489	3,551,489

The accompanying notes are an integral part of these unaudited financial statements.

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LELANTOS HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2022	9,900,000	$99,000	3,552,418	$3,552	$41,212,941	$(41,350,794)	$(35,301)
Consolidation Entry					$(569,452)		$(569,452)
Contributed Capital	—	—	—	—	$5,106	0	$5,106
Net Loss					$-	$(743,323)	$(743,323)
Balance, December 31, 2023	9,900,000	$99,000	3,552,418	$3,552	$40,648,595	$(42,094,117)	$(1,342,970)

The accompanying notes are an integral part of these unaudited financial statements.

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LELANTOS HOLDINGS, INC. STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(743,323)	$(34,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt Discount Amortization	$28,723
Depreciation Expense	$204,532
Changes in operating assets and liabilities:
Accounts payable	$(1,000)	$10,094
Accrued Interest	$225,388
Net cash used in operating activities	$(285,680)	$(24,707)

CASH FLOWS FROM INVESTING ACTIVITIES:	$(1,363,540)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Convertible Notes Payable	$1,585,699	—
Proceeds from related party loan	$66,780	$24,707
Net cash provided by financing activities	$1,652,479	$24,707

Net change in cash	$3,259	—
Cash at beginning of period	$-	—
Cash at end of period	$3,259	—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Cash paid for interest	—	—
Cash paid for taxes	—	—

The accompanying notes are an integral part of these unaudited financial statements.

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Item 15. Unaudited Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Lelantos Holdings, Inc. (Formerly ProConcept Marketing Group, Inc.) (the “Company”) was incorporated in the State of Florida in 1988.

With a focus on sustainable energy, Lelantos Holdings has a mission of being at the forefront of innovation in a dynamic industry. Its forward-thinking business structure is purpose-built to joint venture with established entities in strategic sectors of the renewable energy space to reduce overhead, increase service offerings, and operate as a vertically integrated entity.

On April 2, 2021, 9,900,000 shares of the Series A preferred stock were sold to Infinity Group Holdings LLC, an entity controlled by Betty Sytner.

On August 2, 2021, Infinity Group Holdings, LLC sold their 9,900,000 shares of Series A preferred stock to Nathan Puente, resulting in a change of control of the Company.

On November 14, 2022, Lelantos Holdings Inc., a Florida entity, filed the required articles of merger, merging Lelantos Holdings Incorporated, a Nevada corporation, into the Company with a requested effective date of November 22, 2022. Following a three-month delay due to a backlog of processing requests, the articles of merger have now been processed, and management announced the official merger on March 7, 2023.

On March 7, 2023, the Company expanded into the sustainable energy market through its acquisition of Lelantos Energy, LLC, which is a wholly owned subsidiary of Lelantos Holdings, Inc. Lelantos Energy currently provides vertically integrated renewable energy solutions from residential solar to utility-scale microgrid design.

On March 23, 2023, the Company executed an Asset Purchase Agreement and acquired fifteen Semi-Trucks which hold an approximate asset value of $1,363,540. These fifteen Semi-Trucks were acquired by Lelantos Holdings, Inc. and are operational in an owner/operator lease model that has generated income for the company.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements for the year ended December 31, 2022 which have been included in the chart as a comparison. In the opinion of our management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position, as of December 31, 2023, and the results of our operations and cash flows for the three months then ended have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly- owned subsidiary, Lelantos Energy, LLC. All intercompany balances and transactions have been eliminated on consolidation.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses since its inception and has insufficient current operations to cover their recurring operating costs. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - CONVERTIBLE NOTES PAYABLE

On May 14, 2021, The Company entered into a Senior Secured Convertible Promissory Note with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This promissory note agreement was executed for $500,000.

The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 8% per annum starting January 1, 2021. As of December 31, 2023, there is $500,000 and $120,126 of principal and interest, respectively, due on the note.

On November 7, 2022, the Company issued a convertible promissory note for $50,000, to SJL Services, LLC. The note bears interest at 15% and matures May 7, 2023. In addition, the Company is to issue 20,000 shares of common stock to SJL Services, LLC. In the event that the Company issues and sells shares of its common stock to investors while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $7,500,000, then the outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.80. As of December 31, 2023, there is $50,000 and $8,579 of principal and interest, respectively, due on the note.

On November 9, 2022, the Company issued a convertible promissory note for $50,000, to Mark Gaalass. The note bears interest at 15% and matures May 7, 2023. In addition, the Company is to issue 20,000 shares of common stock to SJL Services, LLC. In the event that the Company issues and sells shares of its common stock to investors while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $7,500,000, then the outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.80. As of December 31, 2023, there is $50,000 and $8,538 of principal and interest, respectively, due on the note.

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On March 23,2023 the Company executed an Asset Purchase Agreement and acquired fifteen (15) Semi-Trucks in exchange for a convertible note payable for $1,363,540. The value of the trucks was calculated by equally splitting the total average market valuation and the retail valuation numbers that have been provided and reported through bumper.com, a third-party vehicle reporting agency. The fifteen (15) Semi- Trucks were acquired by Lelantos Holdings, Inc. Pursuant to the terms of the Asset Purchase Agreement, dated March 22, 2023, the Company issued a convertible promissory note for $1,363,540, to TK Zarro Holdings, Inc. The note bears interest at 8% and matures March 22, 2024. Any unpaid balance of the note is convertible into shares of common stock after twelve months, at a 20% discount to market. As of December 31, 2023, there is $1,363,540 and $83,745 of principal and interest, respectively, due on the note.

On July 2, 2023, The Company entered into a Senior Secured Convertible Credit Facility with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This agreement was executed for a $5,000,000 credit facility. The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 10% annually starting July 2, 2023. As of December 31, 2023, there is $220,000 and $9,166.67 of principal and interest, respectively, due on the note.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of September 30, 2023, the Company has a balance due to GTV for a loan to the Company of $10,000. The loan is non-interest-bearing and due on demand.

As of December 31, 2023, the Company has a balance due to a related party of $2,000. The loan is non-interest-bearing and due on demand.

On July 2, 2023, The Company entered into a Senior Secured Convertible Credit Facility with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This agreement was executed for a $5,000,000 credit facility. The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 10% annually starting July 2, 2023. As of December 31, 2023, there is $220,000 and $9,166.67 of principal and interest, respectively, due on the note.

During the year ended December 31, 2023, the Company received proceeds of $66,780 from other related party loans. The loans are non-interest bearing and due on demand.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 21, 2024.

Lelantos Holdings, Inc.,
a Florida corporation

By:	/s/ Nathan Puente
Title:	Chief Executive Officer, and Director
(principal executive officer)

By:	/s/ Joshua Weaver
Title:	Chief Operating Officer and Director
(principal operating officer)

By:	/s/ Sean Land
Title:	President of Business Development and Director

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Exhibit A.

Lelantos Holdings, Inc.

2023 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1.	General Purpose. The name of this plan is the Lelantos Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Lelantos Holdings, Inc. a Florida corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2.	Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3.	Available Awards. Awards that may be granted under the Plan include:

1.	Incentive Stock Options,
2.	Non-qualified Stock Options
3.	Stock Appreciation Rights
4.	Restricted Awards
5.	Performance Share Awards
6.	Cash Awards
7.	Other Equity-Based Awards.

2.	Definitions.

●	“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

●	“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

●	“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non- qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

●	“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

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●	“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

●	“Board” means the Board of Directors of the Company, as constituted at any time.

●	“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

●	“Cause” means:

	○	With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

		■	If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

		■	If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

		■	With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

			●	malfeasance in office;
			●	gross misconduct or neglect;
			●	false or fraudulent misrepresentation inducing the director’s appointment;
			●	willful conversion of corporate funds; or
			●	repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
			●	The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

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●	“Change in Control”

○ One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50 % of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50 of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

○ One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

○ A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

○ One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 % of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

●	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

●	“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

●	“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

●	“Company” means Lelantos Holdings, Inc. a Florida corporation, and any successor thereto.

●	“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

●	“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

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●	“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

●	“Director” means a member of the Board.

●	“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

●	“Disqualifying Disposition” has the meaning set forth in Section 17.12.

●	“Effective Date” shall mean DATE/the date as of which this Plan is adopted by the Board/the date that the Company’s shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

●	“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

●	“Fiscal Year” means the Company’s fiscal year.

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●	“Free Standing Rights” has the meaning set forth in Section 7. “Good Reason” means, unless the applicable Award Agreement states otherwise:

○ If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

○ If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or
(iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

●	“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

●	“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

●	“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

●	“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

●	“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

●	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

●	“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

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●	“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

●	“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

●	“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

●	“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

●	“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

●	“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

●	“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

●	“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

●	“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

●	“Person” means a person as defined in Section 13(d)(3) of the Exchange Act. “Plan” means this COMPANY NAME YEAR Equity Incentive Plan, as amended and/or amended and restated from time to time.

●	“Related Rights” has the meaning set forth in Section 7.

●	“Restricted Award” means any Award granted pursuant to Section 8. “Restricted Period” has the meaning set forth in Section 8.

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●	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

●	“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

●	“Substitute Award” has the meaning set forth in Section 4.6.

●	“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

●	“Total Share Reserve” has the meaning set forth in Section 4.1.

3.	Administration.

3.1.	Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

	●	to construe and interpret the Plan and apply its provisions;
	●	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
	●	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
	●	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
	●	to determine when Awards are to be granted under the Plan and the applicable Grant Date;
	●	from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;
	●	to determine the number of shares of Common Stock to be made subject to each Award;
	●	to determine whether each Option is to be an Incentive Stock Option or a Non- qualified Stock Option;
	●	to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

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●	to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;
●	to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
●	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
●	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti- dilution adjustments;
●	to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
●	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2.	Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3.	Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

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3.4.	Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5.	Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan.

4.1.	Subject to adjustment in accordance with Section 14, no more than 50,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

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4.2.	Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3.	Subject to adjustment in accordance with Section 14, no more than 50,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4.	The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to such Director during the Fiscal Year shall not exceed a total value of $1.33MM (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5.	Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.5 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6.	Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.	Eligibility.

5.1.	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2.	Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

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6.	Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non- qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

	6.1.	Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

	6.2.	Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

	6.3.	Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

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6.4.	Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5.	Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6.	Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7.	Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

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6.8.	Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Option holder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9.	Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.	Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11.	Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

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	6.12.	Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.	Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

	7.1.	Grant Requirements for Related Rights. Any Related Right that relates to a Non- qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

	7.2.	Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

	7.3.	Vesting. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

	7.4.	Exercise and Payment Upon exercise of a Stock Appreciation Right. The holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

	7.5.	Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.

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	7.6.	Reduction in the Underlying Option Shares Upon any exercise of a Related Right. The number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8.	Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1.	Restricted Stock and Restricted Stock Units

●	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

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●	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents./Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

8.2.	Restrictions

●	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

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●	Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

●	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3.	Restricted Period

●	With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

●	No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.4.	Delivery of Restricted Stock and Settlement of Restricted Stock Units Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

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	8.5.	Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9.	Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

	9.1.	Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

10.	Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

11.	Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

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12.	Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.	Miscellaneous.

13.1.	Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2.	Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.

13.3.	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4.	Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

13.5.	Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum/maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

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14.	Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.	Effect of Change in Control.

15.1.	Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

●	In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

●	With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

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●	To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.2.	In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3.	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16.	Amendment of the Plan and Awards.

16.1.	Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

16.2.	Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

16.3.	Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4.	No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5.	Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

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17.	General Provisions.

17.1.	Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2.	Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3.	Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4.	Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub- plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5.	Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

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17.6.	Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7.	Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.

17.8.	Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.9.	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.10.	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.11.	Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six- month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12.	Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

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	17.13.	Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

	17.14.	Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

	17.15.	Expenses. The costs of administering the Plan shall be paid by the Company.

	17.16.	Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

	17.17.	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

	17.18.	Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18.	Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19.	Termination or Suspension of the Plan. The Plan shall terminate automatically on Dec. 31, 2027. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20.	Choice of Law. The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Lelantos Holdings, Inc. on November 30, 2023.

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